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                                                                     EXHIBIT 8.1

                               Baker Botts L.L.P.
                                 One Shell Plaza
                              910 Louisiana Street
                            Houston, Texas 77002-4995
                                  713.229.1234
                                FAX 713.229.1522

September 8, 2004

TODCO
2000 W. Sam Houston Parkway, South
Suite 800
Houston, Texas 77042

Ladies and Gentlemen:

         As set forth in the prospectus dated September 9, 2004 (the "Prospectus") and included in the registration statement on Form S-1 (Registration No. 333-117888, Amendment No. 1) (the "Registration Statement"), being filed by you with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to a proposed public offering (the "Offering") by Transocean Inc. and Transocean Holdings Inc. of TODCO Class A common stock (the "Class A common stock"), certain legal matters in connection with the Offering are being passed upon for you by us. At your request, this opinion of counsel is being furnished to you for filing as Exhibit 8.1 to the Registration Statement. In providing this opinion, we have examined and are relying on the truth and accuracy at all relevant times of the statements and representations contained in the Registration Statement and certain other filings made by TODCO and Transocean Inc. with the Commission.

         We hereby confirm that the discussion in the Prospectus that is contained under the caption "Material U.S. Federal Income Tax Considerations for Non-U.S. Holders" represents our opinion, insofar as concerns conclusions of law and subject to the assumptions, qualifications, and limitations set forth in that discussion, with respect to the expected material U.S. federal income and estate tax consequences of the ownership and disposition of the Class A common stock by a Non-U.S. Holder as defined therein.

         Pursuant to the provisions of Rule 436(a) of the Rules and Regulations of the Commission under the Securities Act, we hereby consent to the reference to our Firm under the caption "Material U.S. Federal Income Tax Considerations for Non-U.S. Holders" in the Prospectus and to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission thereunder.

                                          Very truly yours,


                                          /s/ Baker Botts L.L.P.